As filed with the Securities and Exchange Commission on July 1, 1996.

                              Registration No. 33-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                         GREENWICH AIR SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                                58-1758941
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                                P.O. BOX 522187
                             4590 N.W. 36TH STREET
                             MIAMI, FLORIDA 33122
                                (305) 526-7000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
            CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         GREENWICH AIR SERVICES, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                               DARD F. STAGG
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        GREENWICH AIR SERVICES, INC.
                             4590 N.W. 36TH STREET
                             MIAMI, FLORIDA 33122
                                (305) 526-7000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                  COPIES TO:

                            HOWARD E. TURNER, ESQ.
                           SMITH, GAMBRELL & RUSSELL
                           SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                         ATLANTA, GEORGIA  30383-2501
                                (404) 815-3500

                                 ------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                       PROPOSED
 TITLE OF                PROPOSED       MAXIMUM        MAXIMUM
SECURITIES                AMOUNT       OFFERING       AGGREGATE       AMOUNT OF
  TO BE                   TO BE          PRICE        OFFERING      REGISTRATION
REGISTERED              REGISTERED     PER UNIT        PRICE             FEE
                            (1)           (1)           (1)
- --------------------------------------------------------------------------------
Class B               200,000 shares   $19.8125      $3,962,500       $1,366(1)
Common Stock,
par value $.01
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Based on prices on the NASDAQ National Market System on June 27, 1996, as reported in THE WALL STREET JOURNAL.

===============================================================================

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS

                          GREENWICH AIR SERVICES, INC.

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                                  ------------

                             OFFERED PURSUANT TO THE

                          GREENWICH AIR SERVICES, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  ------------

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                                  ------------

                  THE DATE OF THIS PROSPECTUS IS JULY 1, 1996.

                                   THE COMPANY

        Greenwich Air Services, Inc. (the "Company" or "Greenwich") will offer to its eligible employees, by means of this Prospectus, shares of its Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") pursuant to the Greenwich Air Services, Inc. 1995 Employee Stock Purchase Plan (the "Plan"). The Company's principal executive offices are located at 4590 N.W. 36th Street, Miami, Florida 33122.


                             DESCRIPTION OF THE PLAN

GENERAL

        On March 22, 1995, the Board of Directors of Greenwich adopted the Greenwich Air Services, Inc. 1995 Employee Stock Purchase Plan, effective May 1, 1995, and on April 19, 1995, Greenwich's shareholders initially approved the Plan. Certain provisions of the Plan were amended on June 20, 1996 and the Plan subsequently was amended and restated in connection therewith. Pursuant to such amendments, the Plan ceased to provide eligible participants with the option to acquire Class A Common Stock $0.01 par value per share (the "Class A Common Stock) or its predecessor. Instead, the Plan, as amended, provides eligible participants with an option to acquire Class B Common Stock of the Company. Such provisions became effective as of July 1, 1996. References herein to the "Common Stock" refer to both Class A Common Stock and Class B Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The Plan as amended and restated will be resubmitted to the shareholders of the Company for their approval. References herein to the "Plan" are to the Plan as in effect as of the date of this Prospectus.

        The purpose of the Plan is to give employees of Greenwich and its subsidiaries an opportunity to purchase Greenwich Common Stock at a discount through payroll deductions. The Plan is neither a pension, profit-sharing, or stock bonus plan designed to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), nor an employee benefit plan subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

        NO EMPLOYEE IS REQUIRED TO PARTICIPATE IN THE PLAN.

        All questions arising under the Plan will be determined, in the first instance, by reference to the text of the Plan.

                          SHARES AVAILABLE FOR PURCHASE

        Prior to July 1, 1996, 100,000 shares of Greenwich common stock (currently denominated as Class A Common Stock) were authorized for issuance to employees. Issuance of Class A Common Stock remains authorized under the Plan only for options issued prior to July 1, 1996 and shares issuable pursuant to such options and the purchase price for such shares are subject to equitable adjustment under Section 15 of the Plan. Accordingly, holders of options issued prior to July 1, 1996 who exercise their options will receive Class A Common Stock at a reduced exercise price. On June 20, 1996, the Plan was amended so that, effective as of the date of amendment, options issued on or after July 1, 1996 would be options to purchase Class B Common Stock and a total of 200,000 shares of Class B Common Stock were authorized for issuance under the Plan. Accordingly, in connection with the amendment of the Plan, the total number of shares of Common Stock authorized for issuance under the Plan was increased to an aggregate of 300,000 shares. To the extent shares are available for purchase by employees under the Plan, Greenwich may make consecutive quarterly offerings of shares to employees, but has retained the right to terminate the Plan at any time.

        From time to time the Company will commence offerings under the Plan and Eligible Employees may become participants under the Plan by electing to participate in the Plan (as provided thereunder) during subscription periods designated by the Compensation Committee administering the Plan. Eligible Employees may elect to purchase shares through payroll deductions. Payroll deductions are installment payments for stock to be purchased by participants and are made in equal amounts throughout the applicable Option Period specified by the Compensation Committee.

        With respect to each offering, the Committee will specify the period during which Eligible Employees may elect to participate in the offering, the commencement date and the termination date of the applicable Option Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate.

        Currently, Option Periods commence approximately every three months. In no event may an Option Period for any offering exceed 27 months.

        The maximum number of shares which may be issued and sold under the Plan will be proportionately increased or decreased, and terms relating to the price at which shares will be sold appropriately adjusted, in the event of a subdivision, combination or reclassification of the Company's Common Stock, as in the opinion of the Board of Directors is appropriate under the circumstances.

                               SUMMARY OF THE PLAN

        The following Summary of the Plan describes principal features and other information pertinent to participation in the Plan. Although all possible care has been taken to prepare this Summary accurately, in the event of a discrepancy between the terms of this Summary and the terms of the Plan itself, the Plan will control.

                                   DEFINITIONS


        The following terms are used at several places in this Prospectus. They are defined or redefined here for ease of reference:

1. Common Stock - Means shares of Class A Common Stock or Class B Common Stock, or both. Shares of Common Stock delivered under the Plan may consist of authorized but unissued shares, or shares acquired by Greenwich from other shareholders in the open market. No brokerage fees, commissions or other charges will apply to purchases of shares under the Plan.

2. Class A Common Stock means the Company's Class A Common Stock par value $.01 per share.

3. Class B Common Stock means the Company's Class B Common Stock, par value $.01 per share.

4. Company - Except as otherwise specified, this term is used throughout this Summary to refer to Greenwich and its subsidiaries.

5. Compensation - A participant's compensation for a period includes his or her total salary or wages and any bonuses for that period. Compensation is determined prior to any reduction for employee contributions to the Greenwich 401(k) Plan.

6. Option Period - An Option Period is, in general, a three calendar month period. Option Periods currently are scheduled to begin on each October 1, January 1, April 1, and July 1, with the last Option Period ending and the Plan terminating with the end of the fourth Option Period in 2005. The Company may extend the Plan for subsequent Option Periods but is not required to do so.

7. Participant - An eligible employee who elects to participate in the Plan.

                   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

        Any employee of the Company who has a customary work schedule of at least 20 hours per week and has been an employee of the Company for at least one year (including any credited period of employment) as of the first day of an Option Period will be eligible to participate in the Plan during that Option Period.

        Employees who do not work a regular 20-hour week or who have been employed for less than one year (including any credited period of employment) are not eligible to participate in the Plan.

                        HOW DO I PARTICIPATE IN THE PLAN?

        You may participate in the Plan by authorizing the Company in writing, at least 15 days prior to the beginning of an Option Period, to withhold automatically a percentage of your Compensation during the Option Period. The percentage you select must be a whole percentage not less than two percent (2%), nor more than fifteen percent (15%). In addition, no more than $15,000 worth of Class B Common Stock (determined on the Grant Date) may be purchased by any individual in any calendar year. Once you become a Participant for an Option Period, you will automatically remain a Participant for succeeding Option Periods until you change or revoke your participation form.

        The Board of Directors may exclude from participation in any offering of Common Stock, in its discretion, highly compensated employees (within the meaning of applicable provisions of the Code) of the Company.

        No employee may be granted an option under the Plan if such employee, immediately after an option is granted, owns capital stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company. The determination of stock ownership shall be made in accordance with Section 424(d) of the Code and stock which an employee may purchase under all outstanding options shall be treated as stock owned by the employee.

        Deductions will be made from such employee's pay in installments based on specified percentages on each payday during the time such employee is a participant in the offering. Payroll deductions will commence on the commencement date of the offering and shall end on the termination date of the offering unless sooner terminated by the employee as provided under the Plan. Payroll deductions by participants shall be credited to each participant's account under the Plan.

        During each Option Period, a participant may reduce the rate of his payroll deduction from time to time for that offering by giving written notice of such reduction to the Plan Administrator; provided, however, that a participant who is not discontinuing his participation in the Plan may not reduce the rate of his payroll deductions below the amount required to enable the participant to make the Minimum Contribution.

        The Company will provide you with necessary forms to participate in the Plan.

                            HOW DO I PURCHASE STOCK?

        The Company will maintain a non-interest bearing withholding account reflecting your payroll deductions during an Option Period. Unless a participant gives written notice as described below, if you are a Participant in the Plan on the last business day of the Option Period, the Company will apply your withholding account balance to the purchase of Class B Common Stock. No interest will be paid on any amounts withheld from your pay or credited to your withholding account under the Plan.

                      HOW IS THE PURCHASE PRICE DETERMINED?

        The Plan provides for the purchase of shares of Class B Common Stock at a discounted purchase price equal to the lesser of 85% of the fair market value of the shares on the date of purchase (the last business day of the Option Period) or 85% of fair market value on the first day of the Option Period. Your entire withholding account will be applied to the purchase of whole and fractional shares of Class B Common Stock at this price. The following example illustrates how the price of shares will be calculated.

                                    EXAMPLE 1

        You are eligible to participate and elect to withhold 5% of your pay. If you earn $500 per week, the following occurs:

                         $500.00        weekly pay
                         X       5%     deduction %
                         ----------
                         $ 25.00        weekly withholding

        Between July 1, 1996 and September 30, 1996 there are 13 weekly pay periods, so that at the end of the three month Option Period, your total withholding would be $325.00 ($25.00 x 13). This is the amount that will be applied toward the purchase of the Class B Common Stock.

        Next, assume that the fair market value of a share of Class B Common Stock on the first day of the Option Period (07/01/96) is $8 and that on the last business day of the Option Period (09/30/96) the price has increased by $1 to $9.

        Under the Plan, the price to purchase a share of Class B Common Stock for the Option Period is $6.80 (85% x $8).

        Thus, on the last day of the Option Period, your $325 will be applied to purchase 47.7941 shares of Class B Common Stock ($325 divided by $6.80) with a fair market value of $430.15 ($9 x 47.7941). Your account will be Credited with whole and fractional shares, rounded to four decimal places, if the amount of money invested will not buy an exact number of whole shares.

                                    EXAMPLE 2

        Assume the same payroll facts as in Example 1 above: that is, you have $325 withheld from your pay under the Plan during the Option Period. Now assume that the fair market value of the Class B Common Stock on the first day of the Option Period (07/01/96) is $8, and that on the last business day of the Option Period (09/30/96) the price closes at $7 per share (a decrease of $ 1).

        Under the Plan, the price to purchase a share of Class B Common Stock for the Option Period under this example would be $5.95 (85% x $7).

        In this case, your $325 will be applied to the purchase of 54.6218 shares of Class B Common Stock ($325 divided by $5.95) with a fair market value of $382.35 ($7 x 54.6218).

                      NOTE: THE OPTION PERIODS AND SHARE PRICES IN THESE EXAMPLES ARE PROVIDED FOR ILLUSTRATION ONLY. ACTUAL OPTION PERIODS AND SHARE PRICES MAY VARY.

             WHAT ARE THE LIMITATIONS ON THE NUMBER OF OPTIONS WHICH
                MAY BE GRANTED AND SHARES WHICH MAY BE PURCHASED?

        No Eligible Employee may purchase shares under any one offering for an aggregate purchase price in excess of 15% of his Annual Pay.

        No Eligible Employee participating in an offering and not withdrawing therefrom may purchase shares under any one offering pursuant to the Plan for an aggregate purchase price which is less than 2% of his compensation for the Option Period, unless such purchase relates to the full number of shares subject to the option granted to such Eligible Employee pursuant to the Plan.

        No Eligible Employee may be granted an option to purchase shares under the Plan if such Eligible Employee, immediately after such option is granted, owns stock or holds options to purchase stock possessing in the aggregate 5% or more of the total combined voting power or value of the capital stock of the Company.

        In the event that the total maximum number of shares which Eligible Employees desire to purchase in any applicable offering exceeds the number of shares offered by the Company in such offering, the Company shall reduce the maximum number of shares for which Eligible Employees may be granted options by allotting the shares available in such manner as it shall determine, but generally pro rata, and shall grant options to purchase only for the reduced number of shares. In that event, payroll deductions shall be reduced accordingly (without regard to the otherwise applicable Minimum Contribution) and the Company will give written notice of such reduction to each employee affected.

        Shares included in any offering in excess of the total number of shares for which options are granted and all shares with respect to which options granted are not exercised shall continue to be reserved for issuance under the Plan and shall be available for inclusion in any subsequent offering.

                      WHAT HAPPENS TO THE SHARES PURCHASED?

        As promptly as practicable after the termination of each offering, the Company will deliver to each participant, as appropriate, either (1) the shares purchased upon the exercise of his option together with a cash payment equal to the balance of any payroll deductions and/or cash payments credited to his account which were not used for the purchase of shares, or (2) a cash payment equal to the total of payroll deductions and/or cash payments credited to his account during such offering.

        Shares purchased will be maintained in separate brokerage accounts for each Participant with Merrill Lynch, Pierce, Fenner & Smith, Inc. ("MLPF&S"), or any successor brokerage firm selected by the Company. The terms and conditions relating to your brokerage account will be provided to you with the enrollment application; you should review it before you enroll.

        Other securities and assets can be held in your brokerage account. If you wish to purchase or hold other securities or assets in your brokerage account, you should carefully review the terms and conditions relating to your brokerage account.

        If you do not want to hold your shares of Greenwich Common Stock in your brokerage account you may request MLPF&S to send all of your whole shares to you, subject to any applicable delivery or transfer charge. Any fractional share will not be delivered to you. It will be sold and the proceeds will be delivered to you in cash. Transfer or delivery of shares will not affect your payroll deduction or participation in the Plan.

                       HOW DO I CHANGE PAYROLL DEDUCTIONS?

        During an Option Period, you may decrease (but not increase) the percentage -- by one or more whole percentage points -- of Compensation deducted from your salary by giving written notice to the Company. The Company will put the election to decrease into effect as soon as practicable after it receives the written notice. However, the minimum payroll deduction amount remains 2%.

        In any event, you may increase or decrease the payroll deduction amount as to any FUTURE Option Period, by giving written notice to the Company at least 15 days prior to the beginning of that period.

                  HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

        You may terminate your participation in the Plan at any time by written notice prior to the last business day of an Option Period. If you terminate your participation, all payroll deductions for that Option Period will be returned to you in cash, WITHOUT INTEREST. Once you terminate participation, however, you may not reelect to participate during that same Option Period. You may elect, however, to participate in any future Option Period by making a new election at least 15 days prior to the beginning of that Option Period.

           WHAT HAPPENS IF MY EMPLOYMENT WITH THE COMPANY TERMINATES?

        In the event that your employment with the Company terminates for any reason (other than death), your participation in the Plan will cease and you will receive any amounts then being held for you in your withholding account, without interest, in a lump sum cash amount. Shares of Common Stock held in your brokerage account are yours. You may transfer them freely, subject to the income tax requirements summarized below and the applicable securities laws. All Options granted to the participant and not previously exercised shall be deemed cancelled.

              WHAT HAPPENS IF I DIE WHILE EMPLOYED BY THE COMPANY?

        In the event of your death while employed by the Company, all payroll deductions credited to your withholding account, and shares of Common Stock held in your brokerage account will be delivered to your estate as soon as practicable after the end of the current Option Period. All Options granted to the participant and not previously exercised shall be deemed cancelled.

        A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash to which the participant is entitled under the Plan in the event of such participant's death prior to delivery to him of such shares and cash. The designation of beneficiary may be changed by the participant at any time by written notice.

                    MAY RIGHTS UNDER THE PLAN BE TRANSFERRED?

        No. Rights to purchase shares under the Plan may not be sold, pledged, assigned or otherwise transferred in any manner. Neither payroll deductions or cash payments credited to an employee's account may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Eligible Employee, such options may only be exercised by him or her.

        In the event that you violate this rule, your participation in the Plan may be terminated by the Company, and, upon return of the balance of your withholding account, all of your rights under the Plan will terminate.

        Of course, once shares are purchased and delivered to you, you may transfer them freely, subject to the income tax requirements and the applicable securities laws, in each case, summarized below.

                      WHAT ARE MY RIGHTS AS A SHAREHOLDER?

        Once you have purchased shares of Class B Common Stock under the Plan, you will have the same voting and other rights as if you had purchased the shares on the market. You should note that, except as required by law, the shares of Class B Common Stock generally have no voting rights. Under Delaware law, holders of Class B Common Stock are permitted to vote on amendments to the Company's certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if such amendment would, among other things, alter or change powers, preferences, or special rights of such class.

        Upon any liquidation of the Company, the holders of Class B Common Stock are entitled to receive, share for share with the holders of shares of Class A Common Stock on a pro rata basis, all assets then legally available for distribution after payments of debts of liabilities and preferences on preferred stock, if any. Holders of Class B Common Stock are entitled to receive dividends share for share with the holders of shares of Class A Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). You do not have any rights as a shareholder until the shares are actually purchased at the end of an Option Period.

                       HOW DO I FIND OUT ABOUT MY ACCOUNT?

        Each payroll deduction will be shown on the stub of your paycheck. In addition, each quarter you will receive a statement from MLPF&S showing the total number of shares accumulated, and all quarterly purchases and sales, and other sanctions or activities in your brokerage account. You should keep these statements for future reference and for income tax purposes. You can also get information about your account by calling MLPF&S at 800-621-ESPP.

                     HOW DO I SELL THE SHARES IN MY ACCOUNT?

        You may sell shares by calling (800-621-ESPP) or writing to MLPF&S, or through any MLPF&S sales office. In accordance with MLPF&S procedures, orders to sell will be combined with other customer orders and executed on the next business day after your order is accepted, or as soon thereafter as is practicable. Sales are subject to reduced transaction fees then in effect for Plan accounts.

        If you sell fewer than all of the shares of Greenwich Common Stock in your brokerage account (whether Class A or Class B), MLPF&S will sell your shares in the following sequence: first, any Plan shares held in your account for two or more years; and second, any Plan shares held in your account for less than two years, on a first-in first-out basis. (See "What are the Federal Income Tax Consequences of Participating in the Plan.")

                            WHO ADMINISTERS THE PLAN?

        The Compensation Committee of the Board of Directors shall have the right to determine all questions regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Plan.

        If you have questions about the day-to-day administration of the Plan, you should contact your Human Resources representative, in Miami at (305) 526-7000, in East Granby at (860) 653-8600, in Dallas at (214) 956-5002, or in
McAllen at (210) 971-5201. If you have questions about your account at MLPF&S, you should call the special toll free number, 800-621-ESPP and talk to a MLPF&S representative.

      HOW MANY SHARES OF CLASS B COMMON STOCK ARE RESERVED UNDER THE PLAN?

        A total of 300,000 shares of Common Stock have been reserved for sale under the Plan. The Company estimates that as of July 1, 1996, approximately 40,000 shares of Class A Common Stock or its predecessor will have been issued under the Plan. Accordingly, the Plan will permit the issuance of approximately 200,000 shares of Class B Common Stock after July 1, 1996. In the event of a change in the outstanding stock of Greenwich by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number of shares available under the Plan and other pertinent factors will be appropriately adjusted.

        Under the Plan, shares of Stock shall be available (subject to adjustment as provided in Section 15 of the Plan) for sale pursuant to the exercise of Options granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements as follows: (i) in the case of Options granted prior to July 1, 1996, an aggregate of not more than 100,000 shares of Common Stock; and (ii) in the case of Options granted on or after July 1, 1996, an aggregate of not more than 200,000 shares of Class B Common Stock; PROVIDED HOWEVER, that the total number of all classes of Common Stock issued and issuable under the Plan shall not exceed 300,000 shares. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

                          WHEN DOES THE PLAN TERMINATE?

        The Board of Directors has the power to change or to terminate the Plan at any time for any reason. No such termination shall affect options previously granted, nor may any amendment make any change to an option previously granted which would adversely affect the rights of any participant, nor may an amendment be made without prior approval of the Company's stockholders if such amendment would (1) increase the maximum number of shares authorized for sale under the Plan otherwise than as required to reflect a subdivision, a combination or reclassification as provided for in the Plan, or (2) expand the persons eligible to participate in the Plan beyond the employees of the Company and any of its subsidiaries. The Board may also extend the Plan beyond the currently scheduled expiration date at the end of the fourth Option Period in 2005. The Plan will in any event terminate when all of the stock reserved for purposes of the Plan has been purchased.

             WHAT ARE THE LIMITATIONS ON RESALE OF THE COMMON STOCK?

        The Plan contains no provisions restricting the resale of Common Stock purchased pursuant to exercise of options granted under the Plan. However, unfavorable tax consequences may result if a participant resells shares acquired upon the exercise of an option during the holding periods prescribed by federal income tax laws. See "What Are the Federal Income Tax Consequences of Participating in the Plan."

        Affiliates of the Company, primarily certain executive officers of the Company, who purchase shares under the Plan will be restricted in the resale of such securities to transactions which satisfy all of the conditions of Rule 144 under the Securities Act of 1933, as amended (except that no holding period specified in that rule will be applicable to shares purchased under the Plan). This prospectus may not be used for the reoffer or resale of shares acquired by affiliates under the Plan.

   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

1.      Time of purchase.

        You must pay Federal income and Federal Insurance Contributions Act
        (FICA) taxes on amounts that are deducted from your base pay to purchase Common Stock under the Plan (i.e., payroll deductions are on an "after-tax basis"). However, you will not recognize additional taxable income with respect to the purchase of shares of Common Stock under the Plan at the time you purchase such shares.

2.      Sales at market price of shares purchased under the Plan.

        If you sell shares of Common Stock acquired under the Plan, your Federal income tax treatment will depend in part on how long you held the Common Stock.

        A. Shares held for more than two years from the first day of the Option Period.

               If you sell shares that were purchased under the Plan that were held for more than two years (or in the event of your death while owning the Common Stock):

               (i) You generally will recognize long-term capital gain (or loss) equal to the difference between the amount realized on the disposition (generally, the sale price net of transaction costs) and your tax basis in such Common Stock (generally, the purchase price paid for the Common Stock).

               (ii) However, if the fair market value of the Common Stock on the first day of the Option Period is greater than the amount paid for that Common Stock, some (or all) of this gain will be treated as ordinary income. The amount of this ordinary income will be equal to the lesser of (x) the excess of the fair market value of the Common Stock on the first day of the applicable Offering Period over the purchase price paid for the Common Stock, or (y) the excess of the fair market value of the Common Stock on the date of its disposition (or the holder's death, as applicable) over the purchase price paid for the Common Stock.

                      Example - You purchase a share for $6.80 and the market price on the first day of the Option Period is $8.00 (and the discount is $1.20).

                      If this share is sold at    $9.00   $8.00   $7.00   $6.00

                      Ordinary income would be     1.20    1.20    0.20       0

                      Long-Term capital gain
                      (or loss) would be           1.00       0       0   (0.80)

        B. Shares held for two years or less from the first day of the Option Period.

               If you sell shares that were purchased under the Plan that you have held for two years or less from the first day of the Option
               Period:

               (i) You will recognize ordinary income equal to the difference between (i) the fair market value of such Common Stock at the time it was purchased (determined by reference to the NASDAQ National Market System price on the last day of the applicable offering period), and (ii) the purchase price paid for the Common Stock. You will recognize this amount of ordinary income even if the amount realized on the disposition is less than the value of the Common Stock at the time that you purchased the Common Stock.

               (ii) If the amount realized on the disposition exceeds the value of the Common Stock as of the day it was purchased, you also will recognize short-term or long-term capital gain, depending upon how long the Common Stock was held in an amount equal to such excess.

                      Example - The facts are the same as in the above example, and the market price on the date of purchase is $9.00.

                      If this share is sold at   $10.00   $9.00   $8.00   $7.00

                      Ordinary income would be     2.20    2.20    2.20    2.20

                      Capital gain (or loss)
                        would be                   1.00       0   (1.00)  (2.00)

                      NOTE: THE SHARE PRICES IN THESE EXAMPLES ARE PROVIDED FOR ILLUSTRATION ONLY. ACTUAL SHARE PRICES MAY VARY.

Shares of Common Stock must have been held for more than one year in order to qualify for long-term capital gain or loss treatment. Shares held for one year or less will trigger short-term capital gain or loss upon disposition thereof.

The Company will be entitled to a Federal income tax deduction with respect to the Plan only if and when an employee disposes of Common Stock before the two year holding period described above has been met (i.e., a disqualifying disposition). The amount of this deduction will equal the amount of ordinary income that the employee recognizes upon the disqualifying disposition (described above).

When you sell Common Stock in a disqualifying disposition (or when also otherwise required by law), the Company will withhold Federal taxes with respect to the ordinary income (wages) that you recognize upon the disposition or relevant event.

The Company may satisfy applicable withholding tax obligations that arise under the Plan by withholding appropriate amounts from the employee or by requiring the employee to remit sufficient amounts of tax to the Company.

                            OTHER TAX CONSIDERATIONS.

        THE PRECEDING DISCUSSION IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WHICH ARE SUBJECT TO CHANGE. FURTHERMORE, THE FOREGOING IS ONLY A GENERAL DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FEDERAL TAX CONSEQUENCES IN RESPECT OF THE PLAN. YOU SHOULD CONSULT YOUR TAX ADVISER FOR MORE DETAILED INFORMATION. YOU SHOULD ALSO CONSULT YOUR TAX ADVISER FOR INFORMATION CONCERNING STATE AND LOCAL TAXATION, WHICH MAY DIFFER SIGNIFICANTLY FROM FEDERAL TAX RULES AND REGULATIONS DEALING WITH THE PLAN.

                   IS THE PLAN A "QUALIFIED RETIREMENT PLAN"?

        No. The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code. Also, the Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

                                     EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        Certain legal matters in connection with the securities to which this prospectus relates are being passed upon for the Company by Smith, Gambrell & Russell, 1230 Peachtree Street, N.E., Promenade II, Suite 3100, Atlanta, Georgia 30309.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's offices at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at 75 Park Place, 14th Floor, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the public reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506.

                            AVAILABILITY OF DOCUMENTS

        Participants may obtain additional information about the Plan and its administrators by writing Greenwich Air Services, Inc., P.O. Box 522187, 4590 N.W. 36th Street, Miami, Florida 33122,

Attention: Dard F. Stagg, Secretary. Mr. Stagg's telephone number is (305) 526-7000. The Company will provide to any Participant, without charge, upon written or oral request, a copy of the documents incorporated by reference in the Registration Statement for the securities offered under the Plan (excluding exhibits to the documents that are incorporated by reference therein unless such exhibits are themselves specifically incorporated by reference therein).

        The Company also will provide, without charge, to each Participant, upon oral or written request of such person, a copy of the information required to be delivered pursuant to Rule 428(b)(1) under the Securities Act, including the Company's annual report and copies of all reports, proxy statements and other communications distributed to its security holders generally. Please direct such requests to Mr. Stagg at the address listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company hereby incorporates by reference in this Prospectus the following documents:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

        (b) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as filed with the Securities and Exchange Commission;

        (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Securities and Exchange Commission;

        (d) the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on April 30, 1996, to register the $.01 par value Class B Common Stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Class A Common Stock and the Class B Common Stock.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

                    WORKSHEET FOR COMPUTING TAX CONSEQUENCES

The following worksheet is provided to assist you in applying the general rules described in the Prospectus concerning the Federal income tax consequences of purchasing and selling shares acquired under the Plan. However, you should consult your tax adviser to assure proper reporting of Federal, state, and any local tax consequences.

A.  Record of Purchase Price

    1.     Fair Market Value on first day of Option Period           __________

    2.     Fair Market Value on date of purchase                     __________

    3.     Purchase Price (85% of the lesser of line I or line 2)    __________

B.  Sale after Two Years from First Day of Option Period

    4.     Net proceeds of sale                                      __________

    5.     Ordinary income (the lesser of lines a and b, below)      __________

           a.     15% of line 1                   __________

           b.     Line 4 less line 3              __________

                         (If line 4 is less than line 3, enter
                         zero on line 5)

    6.     Capital gain or loss (line 4 less the sum of
           lines 3 and 5)                                            __________

C.  Sale within Two Years from First Day of Option Period

    7.     Net proceeds of sale                                      __________

    8.     Ordinary income (line 2 less line 3)                      __________

    9.     Capital gain or loss (line 7 less line 2)                 __________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The Company hereby incorporates by reference in this Registration Statement and its Prospectus the following documents:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

      (b) The Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1995, and March 31, 1996;

      (c) The description of the Company's Common Stock Class B Common Stock included in its Registration Statement on Form 8-A filed on April 30, 1996 with the Commission pursuant to Section 12(g) of the Exchange Act; and

      (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide for indemnification of officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), including under Section 145 of the DGCL. Section 145 of the DGCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof. The Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of each director and officer to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for breaches of such director's or officer's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director or officer derived an improper personal benefit.

      The Registrant has entered into Indemnification Agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons against certain claims brought against them as a result of serving in such capacities. The Indemnification Agreements provide that generally the Registrant will reimburse the director/executive officer for all costs and expenses incurred in defending or investigating an indemnified claim, in advance of the final disposition thereof. The Indemnification Agreements also provide that the director/executive officer will repay the Registrant for any costs or expenses advanced if it is ultimately determined by a court of competent jurisdiction in a final, non-appealable adjudication, that the director/executive officer is not entitled to indemnification under the terms of the Indemnification Agreement.

      The Registrant also has in place a Directors and Officers liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER             DESCRIPTION
- -------            -----------
5.1                Opinion of Smith, Gambrell & Russell

23.1               Consent of Smith, Gambrell & Russell, included in Exhibit 5.1

23.2               Consent of Deloitte & Touche LLP

99.1 Greenwich Air Services, Inc. Employee Stock Purchase Plan, as amended.

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MIAMI, STATE OF FLORIDA, ON JUNE 28, 1996.


                        By: /s/ EUGENE P. CONESE, JR.
                                Eugene P. Conese, Jr.
                                President and Chief Operating Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURES                     CAPACITY                            DATE
- ----------                     --------                            ----

/s/ EUGENE P. CONESE, SR.      Chairman, Chief Executive           June 28, 1996
- ---------------------------    Officer and Director
Eugene P. Conese, Sr.

/s/ EUGENE P. CONESE, JR.      President, Chief Operating          June 28, 1996
- ---------------------------    Officer and Director
Eugene P. Conese, Jr.

/s/ ROBERT J. VANARIA          Senior Vice President of            June 28, 1996
- ---------------------------    Administration and Chief
Robert J. Vanaria              Financial Officer (Principal
                               Financial Officer)

/s/ ORLANDO M. MACHADO         Vice President of Finance           June 28, 1996
- ---------------------------    (Principal Accounting
Orlando M. Machado             Officer)


/s/ CHARLES A. GABRIEL         Director                            June 25, 1996
- ---------------------------
General Charles A. Gabriel

/s/ CHARLES J. SIMONS          Director                            June 28, 1996
- ---------------------------
Charles J. Simons

/s/ CHESTERFIELD SMITH         Director                            June 25, 1996
- ---------------------------
Chesterfield Smith